Exhibit 10(ii)

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made a part of the registration statement for the OFFITBANK Segment of C.M. Multi-Account A of C.M. Life Insurance Company.

Hartford, Connecticut
April 24, 1998                                           ARTHUR ANDERSEN LLP


                                      20